As filed with the Securities and Exchange Commission on February 2, 1998

                                                    REGISTRATION NO. 333-31731


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                    -----------------------------------------
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                    -----------------------------------------
                       COMMONWEALTH BIOTECHNOLOGIES, INC.
                 (Name of small business issuer in its charter)

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
          Virginia                             8733                                56-1641133
(State or other jurisdiction of     (Primary Standard Industrial       (I.R.S. Employer Identification No.)
 incorporation or organization)      Classification Code Number)

            Commonwealth Biotechnologies, Inc.                         Commonwealth Biotechnologies, Inc.
            911 East Leigh Street, Suite G-19                          911 East Leigh Street, Suite G-19
                 Richmond, Virginia 23219                                   Richmond, Virginia 23219
                      (804) 648-3820                                             (804) 648-3820
   (Address and telephone number of principal executive       (Address of principal place of business or intended
                         offices)                                         principal place of business)


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                                 ---------------
                       Commonwealth Biotechnologies, Inc.
                        911 East Leigh Street, Suite G-19
                            Richmond, Virginia 23219
                  Attention: Richard D. Freer, Ph.D., Chairman
                                 (804) 648-3820
            (Name, address and telephone number of agent for service)



                          Copies of communications to:

        J. BENJAMIN ENGLISH, ESQ.                         JAMES J. WHEATON, ESQ.
 LeClair Ryan, A Professional Corporation                 Willcox & Savage, P.C.
     707 East Main Street, Suite 1100                    1800 NationsBank Center
         Richmond, Virginia 23219                        Norfolk, Virginia 23510
                (804) 783-2003                                 (757) 628-5619



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         On October 28, 1997, Commonwealth Biotechnologies, Inc., a Virginia
corporation (the "Company"), concluded its initial public offering (the "Offering") of 1,015,000 shares of the Company's common stock, no par value per share ("Common Stock"). In connection with the Offering, the Company registered the resale of an aggregate of 541,370 shares of Common Stock to be issued by the Company upon conversion of certain privately-placed, subordinated convertible notes (the "Notes"). The 541,370 shares of Common Stock so registered assumed the issuance of 41,370 shares of Common Stock as interest payable on the Notes. On the Closing Date, Notes converted into an aggregate of 534,241 shares of Common Stock, including 34,241 shares of Common Stock issued as interest on the Notes. The Company hereby withdraws the registration of the 7,129 shares of Common Stock reserved for issuance as interest on the Notes, but not issued in connection with the conversion of the Notes.


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                                   SIGNATURES

In accordance with the requirements of the Securities Act, the Registrant certifies that has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, in the in the City of Richmond, Commonwealth of Virginia, on February 2, 1998.

                       COMMONWEALTH BIOTECHNOLOGIES, INC.

                         By: /s/ Richard J. Freer, Ph.D.
                            Richard J. Freer, Ph.D.,
                              Chairman of the Board

                  Pursuant to the requirement of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

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               Name                        Position                                  Date
               -----                       ---------                                 ------
/s/ Richard J. Freer, Ph.D.                Chairman of the Board,                    February 2, 1998
Richard J. Freer, Ph.D.                    (Principal Executive
                                           Officer) and Director


               *                           President and Director                    February 2, 1998
-----------------------------
Robert B. Harris, Ph.D.


               *                           Secretary, Vice President                 February 2, 1998
-----------------------------
Gregory A. Buck, Ph.D.                     and Director


               *                           Vice President and Director               February 2, 1998
-----------------------------
Thomas R. Reynolds


               *                           Director                                  February 2, 1998
-----------------------------
Charles A. Mills, III


               *                           Director                                  February 2, 1998
-----------------------------
Peter C. Einselen



*              /s/ Richard J. Freer, Ph.D.
               Attorney-in-Fact
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